EXHIBIT 99.1

Republic Services, Inc. Reports
Third Quarter 2023 Results

●	Reported Earnings Per Share of $1.52 and Adjusted Earnings Per Share of $1.54
●	Expanded Net Income Margin 100 Basis Points and Adjusted EBITDA Margin 70 Basis Points
●	Generated Cash Flow from Operations of $2,719 Million and Adjusted Free Cash Flow of $1,827 Million
●	Invested More Than $900 Million in Value-Creating Acquisitions
●	Board Authorized $3 Billion For Share Repurchases
●	Certified as a Great Place to Work® for the Seventh Consecutive Year

PHOENIX (October 26, 2023) – Republic Services, Inc. (NYSE: RSG) today reported net income of $480.2 million, or $1.52 per diluted share, for the three months ended September 30, 2023, versus $416.9 million, or $1.32 per diluted share, for the comparable 2022 period. Excluding certain expenses and other items, on an adjusted basis, net income for the three months ended September 30, 2023, was $488.3 million, or $1.54 per diluted share, versus $425.4 million, or $1.34 per diluted share, for the comparable 2022 period.

“During the third quarter, we delivered strong results as we continue to execute on our strategy designed to profitably grow the business,” said Jon Vander Ark, president and chief executive officer. “Our revenue growth was broad-based, including healthy pricing, positive organic volume growth and above-average contribution from acquisitions, which resulted in adjusted EBITDA growth of nine percent and 70 basis points of margin expansion. The investments we are making in sustainability growth initiatives remain on track, with expected financial contribution beginning in 2024.”

Third-Quarter and Year-to-Date 2023 Highlights:

*Third quarter total revenue growth of 6.3 percent includes 4.6 percent organic growth and 1.7 percent growth from acquisitions.

*Third quarter core price on total revenue increased revenue by 7.0 percent. Core price on related business revenue increased revenue by 8.6 percent, which consisted of 10.4 percent in the open market and 5.7 percent in the restricted portion of the business.

*Third quarter revenue growth from average yield on total revenue was 5.8 percent, and volume increased revenue by 0.1 percent. Revenue growth from average yield on related business revenue was 7.2 percent, and volume increased related business revenue by 0.1 percent.

*Third quarter net income was $480.2 million, or a margin of 12.6 percent.

*Third quarter EPS was $1.52 per share, an increase of 15.2 percent over the prior year.

*Third quarter adjusted EPS, a non-GAAP measure, was $1.54 per share, an increase of 14.9 percent over the prior year.

*Third quarter adjusted EBITDA, a non-GAAP measure, was $1,145.7 million and adjusted EBITDA margin, a non-GAAP measure, was 29.9 percent of revenue.

*Year-to-date cash invested in acquisitions was $947.4 million, all in the recycling and solid waste business.

*Year-to-date cash returned to shareholders was $670.6 million, which included $201.1 million of share repurchases and $469.5 million of dividends paid.

*The Company's average recycled commodity price per ton sold during the third quarter was $112. This represents a decrease of $7 per ton from the second quarter of 2023 and a decrease of $50 per ton over the prior year.

Raised Full-Year 2023 Adjusted EPS Guidance

The Company now expects full-year 2023 diluted earnings per share to be in the range of $5.30 to $5.33 and adjusted diluted earnings per share to be in the range of $5.46 to $5.49. The increase is primarily due to a lower than expected tax rate. The Company reiterates the full-year 2023 guidance ranges for adjusted EBITDA and adjusted free cash flow provided in July. Please refer to the Reconciliation of 2023 Financial Guidance section of this document for detail relating to the computation of non-GAAP measures as well as the Information Regarding Forward-Looking Statements section of this document.

Board Authorized $3 Billion For Share Repurchases

Republic announced today that its Board of Directors approved a $3 billion share repurchase authorization effective starting January 1, 2024, and extending through December 31, 2026. As of September 30, 2023, the remaining purchase capacity under the prior authorization was $1.4 billion, which continues through December 31, 2023.

Company Declared Quarterly Dividend

Republic announced that its Board of Directors declared a regular quarterly dividend of $0.535 per share for shareholders of record on January 2, 2024. The dividend will be paid on January 16, 2024.

Presentation of Certain Performance Metrics and Non-GAAP Measures
Adjusted diluted earnings per share, adjusted net income, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted EBITDA by business type, adjusted EBITDA margin by business type and adjusted free cash flow are described in the Performance Metrics and Reconciliations of Certain Non-GAAP Measures section of this document.

About Republic Services
Republic Services, Inc. is a leader in the environmental services industry. Through its subsidiaries, the Company provides customers with the most complete set of products and services, including recycling, solid waste, special waste, hazardous waste, container rental and field services. Republic’s industry-leading commitments to advance circularity, reduce emissions and decarbonize operations are helping deliver on its vision to partner with customers to create a more sustainable world. For more information, please visit RepublicServices.com.

For more information, contact:
Media Inquiries	Investor Inquiries
Roman Blahoski (480) 718-0328	Aaron Evans (480) 718-0309
media@RepublicServices.com	investor@RepublicServices.com

SUPPLEMENTAL UNAUDITED FINANCIAL INFORMATION
AND OPERATING DATA

REPUBLIC SERVICES, INC.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)

	September 30,	December 31,
	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$157.5	$143.4
Accounts receivable, less allowance for doubtful accounts and other of $83.5 and $51.9, respectively	1,829.7	1,677.2
Prepaid expenses and other current assets	361.2	536.5
Total current assets	2,348.4	2,357.1
Restricted cash and marketable securities	153.3	127.6
Property and equipment, net	10,701.4	10,744.0
Goodwill	15,290.7	14,451.5
Other intangible assets, net	447.2	347.2
Other assets	1,101.8	1,025.5
Total assets	$30,042.8	$29,052.9
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,198.2	$1,221.8
Notes payable and current maturities of long-term debt	932.3	456.0
Deferred revenue	484.8	443.0
Accrued landfill and environmental costs, current portion	144.1	132.6
Accrued interest	87.8	79.0
Other accrued liabilities	1,221.6	1,058.3
Total current liabilities	4,068.8	3,390.7
Long-term debt, net of current maturities	10,992.8	11,329.5
Accrued landfill and environmental costs, net of current portion	2,225.6	2,141.3
Deferred income taxes and other long-term tax liabilities, net	1,474.9	1,528.8
Insurance reserves, net of current portion	352.6	315.1
Other long-term liabilities	595.7	660.7
Commitments and contingencies
Stockholders' equity:
Preferred stock, par value $0.01 per share; 50 shares authorized; none issued	—	—
Common stock, par value $0.01 per share; 750 shares authorized; 320.7 and 320.3 issued including shares held in treasury, respectively	3.2	3.2
Additional paid-in capital	2,887.6	2,843.2
Retained earnings	8,163.5	7,356.3
Treasury stock, at cost; 5.6 and 4.2 shares, respectively	(720.5)	(504.6)
Accumulated other comprehensive loss, net of tax	(2.5)	(12.1)
Total Republic Services, Inc. stockholders' equity	10,331.3	9,686.0
Non-controlling interests in consolidated subsidiary	1.1	0.8
Total stockholders' equity	10,332.4	9,686.8
Total liabilities and stockholders' equity	$30,042.8	$29,052.9

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$3,825.9	$3,597.8	$11,132.9	$9,981.5
Expenses:
Cost of operations	2,284.3	2,194.2	6,678.0	6,023.6
Depreciation, amortization and depletion	382.3	353.9	1,099.4	1,001.8
Accretion	24.6	22.8	73.2	66.9
Selling, general and administrative	402.1	361.0	1,177.3	1,059.0
Adjustment to withdrawal liability for a multiemployer pension fund	—	—	—	2.2
Gain (loss) on business divestitures and impairments, net	(1.5)	(5.2)	(1.5)	(5.3)
Restructuring charges	6.3	6.8	27.3	18.8
Operating income	727.8	664.3	2,079.2	1,814.5
Interest expense	(127.6)	(105.2)	(378.8)	(282.7)
Loss on extinguishment of debt	—	—	(0.2)	—
Gain (loss) from unconsolidated equity method investments	2.8	(51.8)	0.2	(69.2)
Interest income	2.0	0.8	5.0	2.0
Other income (expense), net	1.3	(0.3)	3.2	(6.5)
Income before income taxes	606.3	507.8	1,708.6	1,458.1
Provision for income taxes	126.0	90.9	416.9	317.5
Net income	480.3	416.9	$1,291.7	1,140.6
Net income attributable to non-controlling interests in consolidated subsidiary	(0.1)	—	(0.3)	0.2
Net income attributable to Republic Services, Inc.	$480.2	$416.9	$1,291.4	$1,140.8
Basic earnings per share attributable to Republic Services, Inc. stockholders:
Basic earnings per share	$1.52	$1.32	$4.08	$3.60
Weighted average common shares outstanding	316.1	316.5	316.5	316.5
Diluted earnings per share attributable to Republic Services, Inc. stockholders:
Diluted earnings per share	$1.52	$1.32	$4.07	$3.60
Weighted average common and common equivalent shares outstanding	316.6	317.0	317.0	317.1
Cash dividends per common share	$0.535	$0.495	$1.525	$1.415

REPUBLIC SERVICES, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
	Nine Months Ended September 30,
	2023	2022
Cash provided by operating activities:
Net income	$1,291.7	$1,140.6
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation, amortization, depletion and accretion	1,172.6	1,068.7
Non-cash interest expense	65.5	55.3
Stock-based compensation	31.7	30.8
Deferred tax provision	52.2	100.2
Provision for doubtful accounts, net of adjustments	38.6	27.8
Loss on extinguishment of debt	0.2	—
Gain on disposition of assets and asset impairments, net	(3.7)	(8.0)
Environmental adjustments	—	(0.1)
(Gain) loss from unconsolidated equity method investments	(0.2)	69.2
Other non-cash items	(0.6)	8.0
Change in assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(161.0)	(206.1)
Prepaid expenses and other assets	121.4	28.0
Accounts payable	93.5	97.7
Capping, closure and post-closure expenditures	(40.5)	(35.6)
Remediation expenditures	(31.4)	(37.3)
Other liabilities	86.9	40.8
Proceeds for retirement of certain hedging relationships	2.4	—
Cash provided by operating activities	2,719.3	2,380.0
Cash (used in) provided by investing activities:
Purchases of property and equipment	(1,083.2)	(924.8)
Proceeds from sales of property and equipment	25.0	24.0
Cash used in acquisitions and investments, net of cash and restricted cash acquired	(1,051.1)	(2,847.6)
Cash paid for business divestitures	1.7	50.1
Purchases of restricted marketable securities	(13.8)	(15.7)
Sales of restricted marketable securities	13.1	15.4
Other	7.5	(2.3)
Cash used in investing activities	(2,100.8)	(3,700.9)
Cash provided by (used in) financing activities:
Proceeds from credit facilities and notes payable, net of fees	27,940.2	10,496.5
Proceeds from issuance of senior notes, net of discount and fees	1,183.6	—
Payments of credit facilities and notes payable	(29,024.7)	(8,472.1)
Issuances of common stock, net	(4.3)	(12.9)
Purchases of common stock for treasury	(190.4)	(203.5)
Cash dividends paid	(469.5)	(436.5)
Distributions paid to non-controlling interests in consolidated subsidiary	—	(0.8)
Contingent consideration payments	(14.1)	(4.5)
Cash (used in) provided by financing activities	(579.2)	1,366.2
Effect of foreign exchange rate changes on cash	0.2	(3.1)
Increase in cash, cash equivalents, restricted cash and restricted cash equivalents	39.5	42.2
Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	214.3	105.6
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$253.8	$147.8

You should read the following information in conjunction with our audited consolidated financial statements and notes thereto appearing in our Annual Report on Form 10-K as of and for the year ended December 31, 2022. All amounts below are in millions and as a percentage of our revenue, except per share data.
REVENUE
The following table reflects our total revenue by line of business for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Collection:
Residential	$718.2	18.8%	$680.9	18.9%	$2,103.4	18.9%	$1,963.0	19.7%
Small-container	1,126.3	29.4	1,021.8	28.4	3,270.2	29.4	2,912.9	29.2
Large-container	753.0	19.7	709.6	19.7	2,192.4	19.7	2,018.0	20.2
Other	19.0	0.5	14.6	0.4	51.9	0.5	40.3	0.4
Total collection	2,616.5	68.4	2,426.9	67.4	7,617.9	68.5	6,934.2	69.5
Transfer	444.3		412.8		1,280.5		1,183.5
Less: intercompany	(238.1)		(223.5)		(703.3)		(637.5)
Transfer, net	206.2	5.4	189.3	5.3	577.2	5.2	546.0	5.5
Landfill	743.2		703.6		2,172.4		2,019.7
Less: intercompany	(306.9)		(291.4)		(912.6)		(851.9)
Landfill, net	436.3	11.4	412.2	11.5	1,259.8	11.3	1,167.8	11.7
Environmental solutions	424.0		411.0		1,274.0		827.8
Less: intercompany	(19.2)		(13.8)		(62.5)		(37.1)
Environmental solutions, net	404.8	10.6	397.2	11.0	1,211.5	10.9	790.7	7.9
Other:
Recycling processing and commodity sales	76.3	2.0	86.9	2.4	226.6	2.0	300.4	3.0
Other non-core	85.8	2.2	85.3	2.4	239.9	2.1	242.4	2.4
Total other	162.1	4.2	172.2	4.8	466.5	4.1	542.8	5.4
Total revenue	$3,825.9	100.0%	$3,597.8	100.0%	$11,132.9	100.0%	$9,981.5	100.0%
The following table reflects changes in components of our revenue, as a percentage of total revenue, for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Average yield	5.8%	5.6%	6.1%	5.0%
Fuel recovery fees	(1.1)	3.1	(0.2)	2.7
Total price	4.7	8.7	5.9	7.7
Volume	0.1	2.2	0.7	2.7
Change in workdays	(0.4)	—	—	—
Recycling processing and commodity sales	(0.2)	(1.3)	(0.8)	(0.2)
Environmental solutions	0.4	0.6	0.4	0.5
Total internal growth	4.6	10.2	6.2	10.7
Acquisitions / divestitures, net	1.7	12.4	5.3	9.0
Total	6.3%	22.6%	11.5%	19.7%

Core price	7.0%	6.9%	7.5%	6.4%

Average yield is defined as revenue growth from the change in average price per unit of service, expressed as a percentage. Core price is defined as price increases to our customers and fees, excluding fuel recovery fees, net of price decreases to retain customers. We also measure changes in core price, average yield and volume as a percentage of related-business revenue, defined as total revenue excluding recycled commodities, fuel recovery fees and environmental solutions revenue, to determine the effectiveness of our pricing and organic growth strategies. The following table reflects core price, average yield and volume as a percentage of related-business revenue for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
	As a % of Related Business		As a % of Related Business
Core price	8.6%	7.7%	8.9%	7.0%
Average yield	7.2%	6.3%	7.2%	5.4%
Volume	0.1%	2.4%	0.8%	2.9%
The following table reflects changes in average yield and volume, as a percentage of related business revenue by line of business, for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
	Yield	Volume	Yield	Volume	Yield	Volume	Yield	Volume
Collection:
Residential	6.6%	(1.5)%	4.3%	0.2%	5.4%	0.2%	4.2%	(0.3)%
Small-container	9.4%	0.5%	8.3%	2.4%	9.7%	1.2%	6.7%	3.2%
Large-container	8.4%	(1.7)%	8.9%	1.8%	9.0%	(0.8)%	8.3%	2.8%
Landfill:
Municipal solid waste	5.9%	0.6%	4.3%	1.9%	5.9%	0.8%	3.3%	1.6%
Construction and demolition waste	8.2%	(6.2)%	1.5%	8.4%	6.4%	(2.9)%	2.1%	6.7%
Special waste	—%	8.2%	—%	13.2%	—%	12.3%	—%	10.9%
COST OF OPERATIONS
The following table summarizes the major components of our cost of operations for the three and nine months ended September 30, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30				Nine Months Ended September 30
	2023		2022		2023		2022
Labor and related benefits	$744.1	19.4%	$724.3	20.1%	$2,233.0	20.1%	$2,003.6	20.1%
Transfer and disposal costs	268.7	7.0	267.4	7.4	788.6	7.1	733.7	7.4
Maintenance and repairs	357.6	9.3	330.7	9.2	1,036.1	9.3	902.5	9.0
Transportation and subcontract costs	304.9	8.0	298.8	8.3	881.5	7.9	785.1	7.9
Fuel	136.7	3.6	161.3	4.7	406.3	3.6	474.1	4.7
Disposal fees and taxes	89.3	2.3	89.2	2.5	262.1	2.4	257.8	2.6
Landfill operating costs	82.6	2.2	75.3	2.1	248.4	2.2	201.8	2.0
Risk management	99.4	2.6	84.5	2.3	287.1	2.6	231.5	2.3
Other	201.0	5.4	163.3	4.4	534.9	4.8	433.2	4.3
Subtotal	2,284.3	59.8	2,194.8	61.0	6,678.0	60.0	6,023.3	60.3
US Ecology acquisition integration and deal costs	—	—	(0.6)	—	—	—	0.3	—
Total cost of operations	$2,284.3	59.8%	$2,194.2	61.0%	$6,678.0	60.0%	$6,023.6	60.3%

These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our cost of operations by cost component to that of other companies and of ours for prior periods.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
The following table summarizes our selling, general and administrative expenses for the three and nine months ended September 30, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Salaries	$254.2	6.6%	$239.2	6.6%	$770.6	6.9%	$684.1	6.9%
Provision for doubtful accounts	18.9	0.5	10.6	0.3	38.6	0.3	27.8	0.3
Other	122.8	3.2	101.9	2.9	343.8	3.1	282.0	2.8
Subtotal	395.9	10.3	351.7	9.8	1,153.0	10.3	993.9	10.0
US Ecology acquisition integration and deal costs	6.2	0.2	9.3	0.2	24.3	0.2	65.1	0.6
Total selling, general and administrative expenses	$402.1	10.5%	$361.0	10.0%	$1,177.3	10.5%	$1,059.0	10.6%
These cost categories may change from time to time and may not be comparable to similarly titled categories used by other companies. As such, you should take care when comparing our selling, general and administrative expenses by cost component to those of other companies and of ours for prior periods.
PERFORMANCE METRICS AND RECONCILIATIONS OF CERTAIN NON-GAAP MEASURES
The following tables calculate EBITDA, EBITDA margin, adjusted EBITDA, adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, adjusted diluted earnings per share, and adjusted free cash flow, which are not measures determined in accordance with U.S. generally accepted accounting principles (U.S. GAAP), for the three and nine months ended September 30, 2023 and 2022. Our definitions of the foregoing non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.
Also presented below is adjusted EBITDA and adjusted EBITDA margin by business type for the three and nine months ended September 30, 2023 and 2022.

Adjusted EBITDA and Adjusted EBITDA Margin
The following table calculates adjusted EBITDA and adjusted EBITDA margin for the three and nine months ended September 30, 2023 and 2022 (in millions of dollars and as a percentage of revenue):

	Three Months Ended September 30,				Nine Months Ended September 30,
	2023		2022		2023		2022
Net income attributable to Republic Services, Inc. and net income margin	$480.2	12.6%	$416.9	11.6%	1,291.4	11.6%	$1,140.8	11.4%
Net income attributable to noncontrolling interests	0.1		—		0.3		(0.2)
Provision for income taxes	126.0		90.9		416.9		317.5
Other (income) expense, net	(1.3)		0.3		(3.2)		6.5
Interest income	(2.0)		(0.8)		(5.0)		(2.0)
Interest expense	127.6		105.2		378.8		282.7
Depreciation, amortization and depletion	382.3		353.9		1,099.4		1,001.8
Accretion	24.6		22.8		73.2		66.9
EBITDA and EBITDA margin	$1,137.5	29.7%	$989.2	27.5%	$3,251.8	29.2%	$2,814.0	28.2%
(Gain) loss from unconsolidated equity method investment	(2.8)		51.8		(0.2)		69.2
Loss on extinguishment of debt and other related costs	—		—		0.2		—
Adjustment to withdrawal liability for a multiemployer pension fund	—		—		—		2.2
Restructuring charges	6.3		6.8		27.3		18.8
(Gain) loss on business divestitures and impairments, net	(1.5)		(5.2)		(1.5)		(5.3)
US Ecology acquisition integration and deal costs	6.2		8.7		24.3		65.4
Total adjustments	$8.2		$62.1		$50.1		$150.3
Adjusted EBITDA and adjusted EBITDA margin	$1,145.7	29.9%	$1,051.3	29.2%	$3,301.9	29.7%	$2,964.3	29.7%
Adjusted EBITDA and Adjusted EBITDA Margin by Business Type
The following table summarizes revenue, adjusted EBITDA and adjusted EBITDA margin by business type for the three and nine months ended September 30, 2023 (in millions of dollars and adjusted EBITDA margin as a percentage of revenue):

	Three Months Ended September 30, 2023
	Recycling & Solid Waste	Environmental Solutions	Total
Revenue	$3,421.1	$404.8	$3,825.9
Adjusted EBITDA(a)	$1,054.0	$91.7	$1,145.7
Adjusted EBITDA Margin	30.8%	22.7%	29.9%

	Nine Months Ended September 30, 2023
	Recycling & Solid Waste	Environmental Solutions	Total
Revenue	$9,921.5	$1,211.4	$11,132.9
Adjusted EBITDA(a)	$3,034.9	$267.0	$3,301.9
Adjusted EBITDA Margin	30.6%	22.0%	29.7%
(a) Certain corporate expenses, including selling, general and administrative expenses, and National Accounts revenue are allocated to the two business types.
The amounts shown for Recycling & Solid Waste represent the sum of our Group 1 and Group 2 reportable segments, and Environmental Solutions represents our Group 3 reportable segment.
Adjusted Earnings Per Share
The following table calculates adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30, 2023				Three Months Ended September 30, 2022
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$606.3	126.1	$480.2	$1.52	$507.8	90.9	$416.9	$1.32
Restructuring charges	6.3	1.7	4.6	0.01	6.8	1.8	5.0	0.01
(Gain) loss on business divestitures and impairments, net (2)	(1.5)	(0.4)	(1.1)	—	(5.2)	(2.2)	(3.0)	(0.01)
US Ecology acquisition integration and deal costs	6.2	1.6	4.6	0.01	8.7	2.2	6.5	0.02
Total adjustments	11.0	2.9	8.1	0.02	10.3	1.8	8.5	0.02
As adjusted	$617.3	$129.0	$488.3	$1.54	$518.1	$92.7	$425.4	$1.34
(1) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the three months ended September 30, 2023.

	Nine Months Ended September 30, 2023				Nine Months Ended September 30, 2022
				Diluted				Diluted
			Net	Earnings			Net	Earnings
	Pre-tax	Tax	Income -	per	Pre-tax	Tax	Income -	per
	Income	Impact(1)	Republic	Share	Income	Impact(1)	Republic	Share
As reported	$1,708.6	$417.2	$1,291.4	$4.07	$1,458.1	$317.3	$1,140.8	$3.60
Loss on extinguishment of debt and other related costs (2)	0.2	—	0.2	—	—	—	—	—
Restructuring charges	27.3	7.2	20.1	0.06	18.8	4.9	13.9	0.04
(Gain) loss on business divestitures and impairments, net(2)	(1.5)	(0.4)	(1.1)	—	(5.3)	(2.2)	(3.1)	(0.01)
Adjustment to withdrawal liability for a multiemployer pension fund	—	—	—	—	2.2	0.6	1.6	0.01
US Ecology acquisition integration and deal costs	24.3	6.2	18.1	0.06	65.4	14.1	51.3	0.16
Total adjustments	50.3	13.0	37.3	0.12	81.1	17.4	63.7	0.20
As adjusted	$1,758.9	$430.2	$1,328.7	$4.19	$1,539.2	$334.7	$1,204.5	$3.80
(1) The income tax effect related to our adjustments includes both the current and deferred income tax impact and is individually calculated based on the statutory rates applicable to each adjustment.
(2) The aggregate impact to adjusted diluted earnings per share totals to less than $0.01 for the nine months ended September 30, 2023.

We believe that presenting EBITDA and EBITDA margin is useful to investors because they provide important information concerning our operating performance exclusive of certain non-cash and other costs. EBITDA and EBITDA margin demonstrate our ability to execute our financial strategy, which includes reinvesting in existing capital assets to ensure a high level of customer service, investing in capital assets to facilitate growth in our customer base and services provided, maintaining our investment grade credit ratings and minimizing debt, paying cash dividends, repurchasing our common stock, and maintaining and improving our market position through business optimization. Although depreciation, depletion, amortization and accretion are considered operating costs in accordance with U.S. GAAP, they represent the allocation of non-cash costs generally associated with long-lived assets acquired or constructed in prior years.
We believe that presenting adjusted EBITDA and adjusted EBITDA margin, adjusted pre-tax income, adjusted tax impact, adjusted net income - Republic, and adjusted diluted earnings per share provide an understanding of operational activities before the financial impact of certain items. We use these measures, and believe investors will find them helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Restructuring charges. During the three and nine months ended September 30, 2023 we incurred $6.3 million and $27.3 million, respectively, of restructuring charges primarily related to the redesign of our asset management, and customer and order management software systems as well as costs associated with the early termination of certain leases. During the three and nine months ended September 30, 2022, we incurred $6.8 million and $18.8 million, respectively, of restructuring charges primarily related to the redesign of our general ledger, budgeting, and procurement enterprise resource planning systems, which was completed with the systems being placed into production in the fourth quarter of 2022.
Gain on business divestitures and impairments, net. During the three months ended September 30, 2023, we recorded a net gain on business divestitures and impairments of $1.5 million.
Adjustment to withdrawal liability for multiemployer pension funds. During the nine months ended September 30, 2022, we recorded $2.2 million of withdrawal costs from a multiemployer pension plan.
US Ecology acquisition integration and deal costs. During the three and nine months ended September 30, 2023, we incurred $6.2 million and $24.3 million, respectively, and during the three and nine months ended September 30, 2022, we incurred acquisition integration and deal costs of $8.7 million and $65.4 million, respectively, in connection with the acquisition of US Ecology. The acquisition closed on May 2, 2022. The 2023 costs primarily related to the integration of certain software systems as well as rebranding the business, and the 2022 costs included certain costs to close the acquisition and integrate the US Ecology business.
Loss on extinguishment of debt and other related costs. During the nine months ended September 30, 2023, we incurred a loss on the early extinguishment of debt of $0.2 million related to the early repayment of a portion of our term loan facility. We incurred non-cash charges related to the proportional share of unamortized deferred issuance costs.
Adjusted Free Cash Flow
The following table calculates our adjusted free cash flow, which is not a measure determined in accordance with U.S. GAAP, for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023	2022
Cash provided by operating activities	$2,719.3	$2,380.0
Property and equipment received	(960.1)	(832.5)
Proceeds from sales of property and equipment	25.0	24.0
Cash paid related to adjustments to withdrawal liabilities for a multiemployer pension fund, net of tax	0.3	2.2
Restructuring payments, net of tax	24.0	12.5
Cash tax benefit for debt extinguishment and other related costs	0.1	—
Divestiture related tax payments	0.3	2.2
US Ecology acquisition integration and deal costs, net of tax	18.5	73.4
Adjusted free cash flow	$1,827.4	$1,661.8

We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments.
Purchases of property and equipment as reflected on our consolidated statements of cash flows represent amounts paid during the period for such expenditures. A reconciliation of property and equipment expenditures reflected on our consolidated statements of cash flows to property and equipment received during the period follows for the nine months ended September 30, 2023 and 2022:

	Nine Months Ended September 30,
	2023	2022
Purchases of property and equipment per the unaudited consolidated statements of cash flows	$1,083.2	$924.8
Adjustments for property and equipment received during the prior period but paid for in the following period, net	(123.1)	(92.3)
Property and equipment received during the period	$960.1	$832.5
The adjustments noted above do not affect our net change in cash, cash equivalents, restricted cash and restricted cash equivalents as reflected in our consolidated statements of cash flows.
ACCOUNTS RECEIVABLE
As of September 30, 2023 and December 31, 2022, accounts receivable were $1,829.7 million and $1,677.2 million, net of allowance for doubtful accounts of $83.5 million and $51.9 million, respectively, resulting in days sales outstanding of 43.5, or 32.0 days net of deferred revenue, compared to 43.3, or 31.8 days net of deferred revenue, respectively.
CASH DIVIDENDS
In July 2023, we paid a cash dividend of $156.6 million to shareholders of record as of July 3, 2023. As of September 30, 2023, we recorded a quarterly dividend payable of $168.5 million to shareholders of record at the close of business on October 2, 2023, which was paid on October 13, 2023.
SHARE REPURCHASE PROGRAM
During the three months ended September 30, 2023, we repurchased 1.4 million shares of our stock for $201.1 million at a weighted average cost per share of $146.69. As of September 30, 2023, the remaining authorized purchase capacity under our October 2020 repurchase program was $1.4 billion.

RECONCILIATION OF 2023 FINANCIAL GUIDANCE
The Company reiterates the full-year 2023 guidance ranges for adjusted EBITDA and adjusted free cash flow provided in July. The Company now expects full-year 2023 diluted earnings per share to be in the range of $5.30 to $5.33 and adjusted diluted earnings per share to be in the range of $5.46 to $5.49.
Adjusted EBITDA
The following is a summary of our anticipated adjusted EBITDA for the year ending December 31, 2023, which is not a measure determined in accordance with U.S. GAAP:

(Anticipated) Year Ending December 31, 2023
Net income attributable to Republic Services, Inc.	$ 1,672 to 1,682
Provision for income taxes	360 to 370
Other (income) expense, net	(5)
Interest expense, net	500
Depreciation, amortization, depletion and accretion	1,575
Loss from unconsolidated equity method investments	170
Restructuring charges	35
Gain on business divestitures and impairments, net	(2)
US Ecology acquisition integration and deal costs	35
Adjusted EBITDA	$ 4,340 to 4,360
We believe that presenting adjusted EBITDA provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods.
Adjusted Diluted Earnings per Share
The following is a summary of anticipated adjusted diluted earnings per share for the year ending December 31, 2023, which is not a measure determined in accordance with U.S. GAAP:

(Anticipated) Year Ending December 31, 2023
Diluted earnings per share	$ 5.30 to 5.33
Restructuring charges	0.08
US Ecology, Inc. acquisition integration and deal costs	0.08
Adjusted diluted earnings per share	$ 5.46 to 5.49
We believe that presenting adjusted diluted earnings per share provides an understanding of operational activities before the financial impact of certain items. We use this measure, and believe investors will find it helpful, in understanding the ongoing performance of our operations separate from items that have a disproportionate impact on our results for a particular period. We have incurred comparable charges, costs and recoveries in prior periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Our definition of adjusted diluted earnings per share may not be comparable to similarly titled measures presented by other companies.

Adjusted Free Cash Flow
Our anticipated adjusted free cash flow for the year ending December 31, 2023, which is not a measure determined in accordance with U.S. GAAP, is calculated as follows:

(Anticipated) Year Ending December 31, 2023
Cash provided by operating activities	$ 3,495 to 3,540
Property and equipment received	(1,675 to 1,695)
Proceeds from sales of property and equipment	25
Restructuring payments, net of tax	30
US Ecology, Inc. acquisition integration and deal costs, net of tax	25
Adjusted free cash flow	$ 1,900 to 1,925
We believe that presenting adjusted free cash flow provides useful information regarding our recurring cash provided by operating activities after certain expenditures or recoveries. It also demonstrates our ability to execute our financial strategy and is a key metric we use to determine compensation. The presentation of adjusted free cash flow has material limitations. Adjusted free cash flow does not represent our cash flow available for discretionary payments because it excludes certain payments that are required or to which we have committed, such as debt service requirements and dividend payments. Our definition of adjusted free cash flow may not be comparable to similarly titled measures presented by other companies.
Our financial guidance is based on current economic conditions.
INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This press release contains certain forward-looking information about us that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “guidance,” “expect,” “will,” “may,” “anticipate,” “plan,” “estimate,” “project,” “intend,” “should,” “can,” “likely,” “could,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements include information about our plans, strategies and prospects. Forward-looking statements are not guarantees of performance. These statements are based upon the current beliefs and expectations of our management and are subject to risk and uncertainties that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that the expectations will prove to be correct. Among the factors that could cause actual results to differ materially from the expectations expressed in the forward-looking statements are the impacts of the overall global economy and increasing interest rates, our ability to effectively integrate and manage companies we acquire, including US Ecology, and to realize the anticipated benefits of any such acquisitions, the amount of the financial contribution of our sustainability initiatives, acts of war, riots or terrorism, and the impact of these acts on economic, financial and social conditions in the United States, as well as our dependence on large, long-term collection, transfer and disposal contracts. More information on factors that could cause actual results or events to differ materially from those anticipated is included from time to time in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2022, particularly under Part I, Item 1A – Risk Factors. Additionally, new risk factors emerge from time to time and it is not possible for us to predict all such risk factors, or to assess the impact such risk factors might have on our business. We undertake no obligation to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.